SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                                   Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 30, 2003
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                             AUTOCORP EQUITIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)



      000-15216                                            87-052250
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(Commission File Number)                       (IRS Employer Identification No.)



                  1701 Legacy Dr., Suite 2200 Frisco, TX 75034
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               (Address of Principal Executive Offices) (Zip Code)


                                 (214) 618-6400
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              (Registrant's Telephone Number, Including Area Code)


                                      N/A
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          (Former Name or Former Address, if Changed Since Last Report)









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Item 8.  Change in Fiscal Year.

         As reported in a Form 8-K filed on July 15, 2003, Pacific Auto Group, Inc. (Pacific) became a wholly-owned subsidiary of the Registrant, AutoCorp
Equities, Inc. (AutoCorp), on June 30, 2003, and the securities of the Registrant described in Item 1 of that Form 8-K were issued to Pacific Holdings Group, a Nevada corporation (Holdings), the sole shareholder of Pacific.

         The form of the transaction was a reverse triangular merger, whereby a newly-formed, wholly-owned, acquisition subsidiary of the Registrant merged with and into Pacific, with Pacific being the surviving corporation in the merger.

         However, for accounting purposes, the transaction was treated as a reverse merger (which means Pacific acquired the Registrant). Thus, for accounting purposes, Pacific was the acquiror, and the Registrant was the acquiree.

         One of the effects of reverse merger accounting was that the financial statements of Pacific (after making certain accounting adjustments to Pacific's financials required by reverse merger accounting) became those of the Registrant.

         Pacific's fiscal year is the calendar year, and the Registrant's was September 30. On September 30, 2003, the Board of Directors of the Registrant adopted a resolution changing the fiscal year of the Registrant from September 30 to December 31.

         As a result of the reverse merger accounting treatment, there is not a transition period, so no report covering a transition period will be filed.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  AUTOCORP EQUITIES, INC.


Dated:  October 14, 2003                        By: /s/ Charles Norman
                                                   -----------------------------
                                                   Charles Norman
                                                   Chief Executive Officer














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